UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 6, 2021
Wyndham Destinations, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32876	20-0052541
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6277 Sea Harbor Drive
Orlando	Florida	32821
(Address of Principal Executive Offices)		(Zip Code)
	(407)	626-5200
(Registrant’s telephone number, including area code)
None (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	WYND	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
On January 6, 2021, Wyndham Destinations, Inc. (“WDI”) announced that it has acquired the Travel + Leisure brand and all related assets from Meredith Corporation. The aggregate purchase price was $100 million, comprised of $35 million in cash paid at closing, with trailing payments through June 2024. As part of the transaction, WDI entered into an agreement to license the Travel + Leisure brand back to Meredith Corporation to continue operating and monetizing Travel + Leisure’s media platforms.

In connection with this acquisition, WDI will change its name to Travel + Leisure Co. and change its ticker symbol to TNL in mid-February of 2021.

On January 6, 2021, WDI issued a press release announcing the acquisition of Travel + Leisure brand and related assets. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.
d) Exhibits. The following exhibit is furnished with this report:

Exhibit No.	Description
99.1	Press Release, dated January 6, 2021.
104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNDHAM DESTINATIONS, INC.

By: /s/ Elizabeth E. Dreyer
Name: Elizabeth E. Dreyer
Title: Chief Accounting Officer

Date: January 6, 2021